EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C:
  Submission of matters to a vote of Security holders.

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits
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Credit Suisse Warburg Pincus Select Funds
(formerly DLJ Select Funds)
Registration No. 333-84885

EXHIBIT A:
SUB-ITEM 77C: Submission of matters to a vote of security holders

A.
(a) A Special Meeting of Shareholders of the Credit Suisse
Warburg Pincus Select Funds with respect to its Credit
Suisse Warburg Pincus Technology Fund series was held on
March 23, 2001.

(b) Richard H. Francis; Jack W. Fritz; Jeffrey E. Garten;
Peter F. Krogh; James S. Pasman; William W. Priest; Steven
N. Rappaport

(c) (1) To approve a new investment advisory agreement with Credit Suisse Asset Management LLC for Credit Suisse Warburg
Pincus Technology Fund

FOR                         AGAINST
1,209,066                   45,009

(c)(2) Election of the trustees to the Credit Suisse Warburg
Pincus Select Funds (including votes cast by the shareholders of Credit Suisse Warburg Pincus Strategic Growth Fund at a separate special meeting)

                                FOR           WITHHOLD
Richard H. Francis          1,880,434          88,071
Jack W. Fritz               1,880,434          88,071
Jeffrey E. Garten           1,880,434          88,071
Peter F. Krogh              1,880,434          88,071
James S. Pasman             1,880,434          88,071
William W. Priest           1,880,434          88,071
Steven N. Rappaport         1,880,434          88,071


B.
(a) A Special Meeting of shareholders of Credit Suisse Warburg
Pincus Strategic Growth Fund, a series of the Credit Suisse
Warburg Pincus Select Funds, was held on March 23, 2001.

(b) Richard H. Francis; Jack W. Fritz; Jeffrey E. Garten;
Peter F. Krogh; James S. Pasman; William W. Priest; Steven N.
Rappaport

(c)(1) To approve the Agreement and Plan of Reorganization, dated as of February 14, 2001, providing that (i) Credit Suisse Warburg Pincus Strategic Growth Fund (the "Fund") would transfer to Warburg, Pincus Focus Fund (the "Acquiring Fund") all or substantially all of the Fund's assets in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund's liabilities, (ii) such shares of the Acquiring Fund would be distributed to shareholders of the Fund in liquidation of the Fund, and (iii) the Fund would subsequently be terminated.

FOR           AGAINST
408,648        6,606

(c)(2) Approval of a new investment advisory agreement with Credit Suisse Asset Management LLC for Credit Suisse Warburg
Pincus Strategic Growth Fund

FOR           AGAINST
410,543        4,801

(c)(3) Election of the trustees to the Credit Suisse Warburg
Pincus Select Funds

                            FOR       WITHHOLD
Richard H. Francis       421,447       10,721
Jack W. Fritz            421,447       10,721
Jeffrey E. Garten        421,447       10,721
Peter F. Krogh           421,447       10,721
James S. Pasman          421,447       10,721
William W. Priest        421,447       10,721
Steven N. Rappaport      421,447       10,721





EXHIBIT B:
SUB-ITEM 77Q1: Exhibits

(a) (1) Amendment to Bylaws
Incorporated by reference to Post-effective Amendment No. 5 to
Registrant's Registration Statement on Form N-1A (No. 333-84885) filed on February 28, 2001.

(2) Amendment to Declaration of Trust
Incorporated by reference to Post-effective Amendment
No. 5 to Registrant's Registration Statement on Form N-
1A (No. 333-84885) filed on February 28, 2001.

(3) Amendment to Declaration of Trust
Incorporated by reference to Post-effective Amendment
No. 5 to Registrant's Registration Statement on Form N-
1A (No. 333-84885) filed on February 28, 2001.